Exhibit 23.2

Consent of Merdinger, Fruchter, Rosen & Company, P.C.

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-76898 of eUniverse, Inc. on Form S-8, of our report dated June 14, 2002 for the fiscal year ended March 31, 2002, that is contained in the Annual Report on Form 10-K of eUniverse, Inc. for the fiscal year ended March 31, 2003.

/s/    Merdinger, Fruchter, Rosen & Company, P.C.

Certified Public Accountants

New York, New York

October 30, 2003